                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              Gateway 2000, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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Notes:

                         [LOGO OF GATEWAY 2000, INC.]
                              Gateway 2000, Inc.
                               610 Gateway Drive
                                 P.O. Box 2000
                     North Sioux City, South Dakota 57049


Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Gateway 2000, Inc., which will be held on Thursday, May 15, 1997 at 9:00 a.m., local time, at the Sioux City Convention Center, 801 Fourth Street, Sioux City, Iowa. I appreciate your investment in the Company and am looking forward to this opportunity to meet you personally.

  The business to be conducted at the Annual Meeting is described in the enclosed Proxy Statement and formal Notice of Meeting. Also enclosed is a proxy card and the Company's 1996 Annual Report to Stockholders. Please read these materials carefully.

  I sincerely hope that you will attend the Annual Meeting in person.

                                          Warmest regards,

                                          /s/ Theodore W. Waitt

                                          Theodore W. Waitt
                                          Chairman of the Board and Chief
                                          Executive Officer

April 8, 1997

                         [LOGO OF GATEWAY 2000, INC.]
                              Gateway 2000, Inc.
                               610 Gateway Drive
                                 P.O. Box 2000
                     North Sioux City, South Dakota 57049

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON THURSDAY, MAY 15, 1997

To the Holders of Common Stock of Gateway 2000, Inc.:

  Notice is hereby given that the Annual Meeting of Stockholders of Gateway 2000, Inc. (the "Company") will be held on Thursday, May 15, 1997 at the Sioux City Convention Center, 801 Fourth Street, Sioux City, Iowa 51101, at 9:00 a.m., local time, for the following purposes:

    1. To elect three Class I Directors of the Company, each to hold office until the annual meeting of stockholders of the Company to be held in the year 2000 and until a successor is duly elected and qualified;

    2. To approve the amended and restated Gateway 2000, Inc. 1995 Employee Stock Purchase Plan;

    3. To consider a stockholder proposal concerning endorsement of the CERES Principles, if presented;

    4. To consider and transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

  The close of business on Wednesday, March 19, 1997 is the date of record for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. A list of such stockholders will be available for a period of 10 days prior to the Annual Meeting for examination during normal business hours at the offices of Norwest Bank Iowa, N.A., 600 Fourth Street, Sioux City, Iowa 51101, Attention: Mell Taets, Vice President.

  We encourage you to attend the Annual Meeting in person or to vote your shares by proxy. REGARDLESS OF WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE AT YOUR EARLIEST CONVENIENCE. The proxy is revocable at any time before it is voted. Returning the proxy will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person.

                                          By Order of the Board of Directors


                                          /s/ William M. Elliott

                                          William M. Elliott
                                          Senior Vice President, General
                                           Counsel and Corporate Secretary

North Sioux City, South Dakota
April 8, 1997

                         [Logo of Gateway 2000, Inc.]
                              Gateway 2000, Inc.
                               610 Gateway Drive
                                 P.O. Box 2000
                     North Sioux City, South Dakota 57049


                               ----------------

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON THURSDAY, MAY 15, 1997

                               ----------------

                         VOTING AT THE ANNUAL MEETING

  The enclosed proxy is being solicited by the Board of Directors (the "Board") of Gateway 2000, Inc., a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, May 15, 1997, at 9:00 a.m., local time, at the Sioux City Convention Center, 801 Fourth Street, Sioux City, Iowa 51101, and any adjournment thereof.

  Holders of record of the Company's Common Stock, $.01 par value (the "Common Stock"), at the close of business on Wednesday, March 19, 1997 are entitled to vote at the Annual Meeting. As of that date, there were 76,799,784 shares of Common Stock outstanding. Each share of Common Stock entitles the holder to one vote.

  The holders of a majority of the outstanding shares of Common Stock present at the Annual Meeting in person or by proxy will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will count in determining whether a quorum is present at the Annual Meeting. However, abstentions and broker non-votes with respect to any specific matter will be treated as shares not voted for purposes of determining whether the requisite vote has been obtained. If a quorum is not present, a majority of the stockholders entitled to vote who are present in person or by proxy at the Annual Meeting will have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any reconvened Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.

  The Annual Report of the Company for the year ended December 31, 1996, including financial statements, and this Proxy Statement and accompanying form of proxy are being mailed commencing on or about April 8, 1997, to all stockholders of record as of March 19, 1997.

  Three matters are scheduled for stockholder consideration at the Annual
Meeting: (1) the election of three Class I Directors of the Company to hold office until the annual meeting of stockholders of the Company to be held in 2000 and until successors are duly elected and qualified; (2) the approval of the Gateway 2000, Inc. 1995 Employee Stock Purchase Plan; and (3) if presented, consideration of a stockholder proposal concerning endorsement of the CERES Principles.

  In accordance with the Company's bylaws, the Directors will be elected by a plurality of the votes of the shares of Common Stock present (or represented by proxy) at the Annual Meeting and entitled to vote in the election of Directors. Approval of the Employee Stock Purchase Plan and the stockholder proposal requires the affirmative vote of a majority of the shares of Common Stock present (or represented by proxy) and entitled to vote at the Annual Meeting. The Board of Directors knows of no matters, other than those previously mentioned, to be presented for consideration at the Annual Meeting. The persons named in the proxy may also, at their discretion, vote the proxy to adjourn the Annual Meeting from time to time.

  With respect to the election of three Class I Directors, you may vote for the nominees as listed herein or withhold authority to vote for the nominees. A direction to withhold authority to vote will have the effect of an abstention. You may vote for, vote against or abstain from voting with respect to the proposal to approve the Gateway 2000, Inc. 1995 Employee Stock Purchase Plan and the stockholder proposal.

  All properly executed, unrevoked proxy cards received pursuant to this solicitation prior to the close of voting will be voted as directed therein. You may revoke your proxy delivered pursuant to this solicitation at any time prior to its use by executing and delivering a later proxy, by giving written notice of the revocation to the Corporate Secretary of the Company at or before the Annual Meeting, or by attending the Annual Meeting and voting in person.

  If a properly executed, unrevoked proxy which has been delivered pursuant to this solicitation does not specifically direct the voting of the shares covered thereby, the shares represented by the proxy will be voted (1) FOR the election of the nominees for Class I Directors as listed herein; (2) FOR the approval of the Gateway 2000, Inc. 1995 Employee Stock Purchase Plan; (3) AGAINST the stockholder proposal; and (4) in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Annual Meeting.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  The number of members of the Board has been set at seven. The Company's certificate of incorporation divides the Board into three classes. All Directors of the Company are elected to three-year terms and serve until the annual meeting of stockholders held during the year in which their terms expire and until their successors are duly elected and qualified, or until their earlier resignation or removal. The current term of Class I Directors will expire at the Annual Meeting of Stockholders to be held on Thursday, May 15, 1997; the current term of the Class II Directors will expire at the annual meeting of stockholders held in 1998; and the current term of Class III Directors will expire at the annual meeting of stockholders held in 1999.

  The Board has nominated Theodore W. Waitt, Charles G. ("Chase") Carey and James F. McCann, the incumbent Class I Directors, for reelection, each to hold office until the annual meeting of stockholders held in 2000 and until a successor is duly elected and qualified, subject to prior termination of service in accordance with the Company's certificate of incorporation, bylaws and applicable law. Messrs. Waitt, Carey and McCann have consented to continue to serve as Class I Directors of the Company. In the event a candidate is unable to serve, the persons listed in the enclosed proxy will vote for a replacement nominee recommended by the Board. Certain information concerning Messrs. Waitt, Carey and McCann, and the other members of the Board whose terms do not expire at the Annual Meeting, is set forth below.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THEODORE
W. WAITT, CHARLES G. CAREY, AND JAMES F. MCCANN AS CLASS I DIRECTORS OF THE COMPANY.

CLASS I DIRECTORS--TERM EXPIRING 1997

  CHARLES G. ("CHASE") CAREY, DIRECTOR, age 43--Mr. Carey is the Chairman of the Board and Chief Executive Officer of the Fox Television Division of Fox Inc. and co-chief operating officer of News Corporation, located in Beverly Hills, California. Mr. Carey has served in various executive capacities at Fox since 1988. He received a B.A. from Colgate University and an M.B.A. from Harvard University. Mr. Carey has been a Director of the Company since March 1996 and is a member of the Audit Committee.

  JAMES F. MCCANN, DIRECTOR, age 45--Mr. McCann has served as President of 1-800-FLOWERS, located in Westbury, New York, since 1987. Mr. McCann also serves on the boards of Hofstra University, Winthrop-University Hospital, Very Special Arts, The National Retail Federation and is a member of the Dean's Council of the John F. Kennedy School of Government at Harvard University. Mr. McCann has been a Director of the Company since 1996 and is a member of the Compensation Committee.

  THEODORE W. WAITT, CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER AND DIRECTOR, age 34--Mr. Waitt (herein sometimes referred to as Ted Waitt) co-founded the Company in 1985, and since that time has served as the Company's President until January 1996 and as a Director. He has served as Chief Executive Officer and Chairman of the Board of Directors since February 1993. His responsibilities include overseeing overall Company performance, setting strategic direction and leading marketing and product development efforts. Mr. Waitt is Chairman of the Board's Nominating Committee.

CLASS II DIRECTORS--TERM EXPIRING 1998

  JAMES W. CRAVENS, DIRECTOR, age 77--Mr. Cravens is the Chairman of the Board of Sanborn Savings Bank, Dickinson County Savings Bank and Ocheyedan Savings Bank, all located in northwest Iowa. In addition, Mr. Cravens serves as Chairman of the Dickinson County Memorial Hospital. He attended the University of Iowa and graduated from Drake University. He has been a Director of the Company since 1991. Mr. Cravens is a member of the Compensation and Audit Committees.

  DOUGLAS L. LACEY, DIRECTOR, age 49--Mr. Lacey is a partner in the accounting firm of Nichols, Rise & Company, L.L.P. and managing partner of its Sioux City, Iowa office. Mr. Lacey joined Nichols, Rise & Company, L.L.P. in 1973. He received a B.A. degree from Briar Cliff College in 1973. He has been a Director of the Company since 1989. Mr. Lacey is Chairman of the Audit Committee.

CLASS III DIRECTORS--TERM EXPIRING 1999

  GEORGE H. KRAUSS, DIRECTOR, age 55--Mr. Krauss has been an attorney with the law firm of Kutak Rock in Omaha, Nebraska since 1972 and is engaged in the firm's corporate, mergers and acquisitions, and regulatory practices. Mr. Krauss became a partner in Kutak Rock in 1975 and became of counsel on January 1, 1997 and served as the firm's presiding partner from 1983 to 1994. Mr. Krauss received B.S., M.B.A. and J.D. degrees from the University of Nebraska. Mr. Krauss also serves on the Board of Directors of the general partner of America First Financial Fund 1987-A Limited Partnership, which is a publicly-traded limited partnership formed for the purpose of acquiring financial institutions, and is a member of the Board of Directors of its subsidiary, Eureka Savings Bank. Mr. Krauss has been a Director of the Company since 1991. He is a member of the Nominating Committee and Chairman of the Compensation Committee.

  RICHARD D. SNYDER, PRESIDENT, CHIEF OPERATING OFFICER AND DIRECTOR, age 38-- Mr. Snyder joined the Company in July 1991. Mr. Snyder served as Executive Vice President of the Company from July 1991 until his election as President of the Company in January 1996. Mr. Snyder served as Corporate Secretary of the Company from July 1991 until May 1995. Mr. Snyder serves as President and Chief Operating Officer of the Company and his responsibilities include overseeing all aspects of the Company's operations and assisting in strategic planning. Before joining the Company, Mr. Snyder was employed by Coopers & Lybrand L.L.P., an international accounting firm, from 1982-1991, where he became a partner in 1988 and was in charge of its Chicago mergers and acquisition practice from 1989 through 1991. Mr. Snyder studied at the University of Michigan, where he earned a B.G.S. with High Distinction in 1977, an M.B.A. with Distinction in 1979 and a J.D. in 1982. Mr. Snyder has been a Director of the Company since 1991 and is a member of the Board's Nominating Committee.

COMPOSITION AND MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

  During the fiscal year ended December 31, 1996, the Board met seven times. The standing committees of the Board are the Compensation Committee, the Audit Committee and the Nominating Committee.

  The Compensation Committee currently consists of Messrs. Krauss (Chairman), Cravens and McCann. The Compensation Committee determines the compensation of certain of the Company's elected officers and assists the Board in determining compensation for the Company's other management employees. The full Board, rather than the Compensation Committee, determines the compensation of the Company's Chairman and Chief Executive Officer and President and Chief Operating Officer. In 1996, the Compensation Committee met four times and approved grants of options during 1996 under the Company's 1993 Stock Option Plan for Key Employees and 1996 Long-Term Incentive Equity Plan (the "1996 Employee Plan") and reviewed the compensation of the Company's senior management, as described above and in the "Report of the Compensation Committee and the Board of Directors Regarding Executive Compensation" on page
13. The Compensation Committee administers the Company's stock option plans and the Company's Employee Stock Purchase Plan (the "Stock Purchase Plan").

  The Audit Committee consists of Messrs. Lacey (Chairman), Carey and Cravens. It is responsible for retaining the Company's independent accountants and consulting with them regarding the scope and timing of their audit, the accountant's report concerning the Company's audited financial statements and the Company's internal accounting controls. The Audit Committee met twice in 1996.

  The Nominating Committee consists of Messrs. Waitt (Chairman), Krauss and Snyder. This committee is responsible for reviewing and recommending to the Board criteria for Board membership and for identifying, evaluating and proposing to the Board nominees for membership on the Board. The Nominating Committee met once in 1996.

  The Nominating Committee will consider nominees recommended by stockholders. Each stockholder must comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations thereunder with respect to the nomination or proposal of nominees for election as Directors of the Company.

DIRECTORS' COMPENSATION

  Directors who are not employees of the Company are compensated at the rate of $6,000 per quarter, plus $1,000 per meeting of the Board, $500 per meeting of any committee of the Board and $200 per telephonic meeting attended (up to a maximum of $1,500 per day for all meetings attended). Directors are also reimbursed for their expenses incurred in attending such meetings. Directors who are employees of the Company receive no additional compensation for their services as Directors of the Company.

  Under the Company's 1996 Non-Employee Director Stock Option Plan (the "1996 Director Plan"), following the 1996 Annual Meeting each non-employee Director who had served since December 31, 1995 received an option grant for 24,000 shares. Each other non-employee Director received an option grant for 12,000 shares following the 1996 Annual Meeting. Options under the 1996 Director Plan are granted at an exercise price equal to the fair market value (as determined under the plan) of a share of Common Stock on the date of grant. After 1996, each non-employee Director will receive an annual stock option grant for 6,000 shares immediately following each annual meeting of stockholders.

                                  PROPOSAL 2

     APPROVAL OF THE GATEWAY 2000, INC. 1995 EMPLOYEE STOCK PURCHASE PLAN

  The Board of Directors has determined that certain improvements should be made to the Gateway 2000, Inc. 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan") to make it more attractive to eligible employees of the Company.

  The proposed improvements would permit all shares of Common Stock purchased under the Stock Purchase Plan to be purchased at a 5% discount effective February 1, 1997. The Stock Purchase Plan authorizes 1,000,000 shares of Common Stock to be sold to eligible employees.

  The affirmative vote of a majority in interest of the stockholders present in person or by proxy at the Annual Meeting and entitled to vote will be required to approve the amended Stock Purchase Plan, a quorum being present.

  THE BOARD RECOMMENDS THAT YOU VOTE FOR THE STOCK PURCHASE PLAN.

  THE GATEWAY 2000, INC. 1995 EMPLOYEE STOCK PURCHASE PLAN (THE "STOCK PURCHASE PLAN").

      Note that the amended Stock Purchase Plan has been approved by the Board of Directors and will be voted upon at the Annual Meeting. The operation of the amended plan is wholly contingent upon the approval of the amended plan by the stockholders.

  Summary. A summary of the Stock Purchase Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the Stock Purchase Plan, which is attached to this Proxy Statement as Appendix A.

  The Company's Stock Purchase Plan became effective on January 1, 1995 and is intended to qualify under Section 423 of the Code. All employees of the Company or any of its subsidiaries (other than employees owning or likely to receive stock options in a given year) are eligible to participate on the first day of any month after completing six months of employment if they are regularly employed by the Company or any of its subsidiaries at least 20 hours per week and five months per year.

  Plan participants may have the Company deduct up to 20% of their base salary (not to exceed $25,000 per year) each month and applied, on the last business day of each month, to the purchase of shares of Common Stock. Purchases cannot be made under the Plan which would result in a participant owning 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries. The purchase price per share on the purchase date equals either (1) 95% of the closing price per share of Common Stock, as reported daily in The Wall Street Journal or similar readily available public source; or (2) such other price as may be set by the Plan Administrator, which must be at least 85% of the closing price per share of Common Stock on either the purchase date or the first business day of the month in which such date falls, whichever is less. The Company has made, and plans to continue making, open market purchases of shares of Common Stock to fulfill purchases under the Stock Purchase Plan.

  Eligible employees may increase or decrease their deductions under the Stock Purchase Plan as of the first day of any month. New employees who are otherwise eligible to participate in the Stock Purchase Plan may enroll in the Stock Purchase Plan on the first day of any month after they have completed six months of employment with the Company or any of its subsidiaries. Although a participant may withdraw from the Stock Purchase Plan upon 10 days' prior written notice, such participant cannot rejoin the Plan until the beginning of the seventh month following such participant's withdrawal.

  The Stock Purchase Plan is administered by the Plan Administrator. The Plan Administrator is one or more persons appointed by the Board of Directors of the Company. The Plan may be amended by the Plan Administrator unless such amendment would change the number of shares authorized for the Plan or cause the Plan not to meet the requirements of Code Section 423(b). Any increase in the number of shares authorized under the Plan must be approved by the stockholders.

  The Stock Purchase Plan will terminate automatically on the date no more shares remain to be purchased under the Plan, unless sooner terminated by the Board of Directors of the Company in its discretion.

                                   PROPOSAL 3

          PROPOSED STOCKHOLDER RESOLUTION CONCERNING CERES PRINCIPLES

  The Company has been advised that a representative of certain shareholders intends to present the following resolution and supporting statement at the Annual Meeting:

  "WHEREAS WE BELIEVE,

  "Responsible implementation of a sound, credible environmental policy increases long-term shareholder value by raising efficiency, decreasing clean-up costs, reducing litigation, and enhancing public image and product attractiveness;

  "Adherence to public standards for environmental performance gives a company greater public credibility than standards created by industry alone. For maximum credibility and usefulness, such standards should specifically meet the concerns of investors and other stakeholders;

  "Companies are increasingly being expected by investors to do meaningful, regular, comprehensive and impartial environmental reports. Standardized environmental reports enable investors to compare performance over time. They also attract investment from investors seeking companies which are environmentally responsible and which minimize risk of environmental liability.

  "WHEREAS:

  "The Coalition for Environmentally Responsible Economies (CERES)--which includes shareholders of this Company; public interest representatives, and environmental experts--consulted with corporations to produce the CERES Principles as comprehensive public standards for both environmental performance and reporting. Fifty-four companies, including Sun [Sunoco], General Motors, H.B. Fuller, Polaroid, and Bethlehem Steel, have endorsed these principles to demonstrate their commitment to public environmental accountability. Fortune-500 endorsers say that benefits of working with CERES are public credibility; "value-added' for the company's environmental initiatives.

  "In endorsing the CERES Principles, a company commits to work toward:

      1. Protection of
      the biosphere     5. Risk reduction              9. Management commitment
      2. Sustainable
      natural resource
      use               6. Safe products and services 10. Audits and reports
      3. Waste
      reduction and
      disposal          7. Environmental restoration
      4. Energy
      conservation      8. Informing the public

  "[Full text of the CERES Principles and accompanying CERES Report Form obtainable from CERES, 711 Atlantic Avenue, Boston, MA 02110, tel: 617/451-0927].

  "CERES is distinguished from other initiatives for corporate environmental responsibility, in being (1) a successful model of shareholder relations;
  (2) a leader in public accountability through standardized environmental reporting; and (3) a catalyst for significant and measurable environmental improvement within firms.

  "RESOLVED: Shareholders request the Company to endorse the CERES Principles as a part of its commitment to be publicly accountable for its environmental impact.

                              SUPPORTING STATEMENT

  "Many investors support this resolution. Those sponsoring similar resolutions at various companies have portfolios totaling $75 billion. The number of public pension funds and foundations supporting this resolution increases every year. The objectives are: standards for environmental performance and disclosure; methods for measuring progress toward these goals; and a format for public reporting of progress. We believe this is comparable to the European Community regulation for voluntary participation in verified and publicly-reported eco-management and auditing, and fully compatible with ISO 14000 certification.

  "Your vote FOR this resolution will encourage scrutiny of our Company's environmental policies and reports and adherence to standards upheld by management and stakeholders alike."

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL.

  The Board of Directors believes that implementation of this proposal, though well intentioned, would burden the Company and its shareholders with additional requirements and cost without any offsetting added benefit to the environment. The Company is not involved in heavy manufacturing or other operations that might involve significant risks to the environment.

  Moreover, members of management of the Company have addressed the potential environmental impact of the Company's operations as they deem appropriate in light of their detailed knowledge of the Company's operations. The Company already has in place a recycling program for its corrugated box materials. Employees in the United States have endorsed bottle recycling programs with their voluntary participation in a program to recycle containers for soft drinks consumed in the workplace.

  The proposal would require, among other things, that the Company prepare a lengthy and complex report every year. Management and your Board of Directors do not believe any significant benefit to the environment would result from this additional administrative effort and cost.

  Accordingly, the Board of Directors recommends that you vote AGAINST the proposal.

                            INDEPENDENT ACCOUNTANTS

  The Board of Directors has appointed the firm of Coopers & Lybrand L.L.P., independent accountants ("Coopers & Lybrand"), as the Company's independent accountants to audit the Company's consolidated financial statements for the fiscal year ending December 31, 1997. Coopers & Lybrand has served as the Company's independent accountants since 1989. Representatives of Coopers & Lybrand are expected to be present at the Annual Meeting and will have an opportunity to make a statement on behalf of their firm if they wish. They will also be available to respond to any appropriate questions of any stockholder of the Company.

                             SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information as of March 1, 1997, regarding the beneficial ownership of Common Stock and Class A Common Stock by (1) each stockholder known by the Company to be the beneficial owner of more than 5% of Common Stock; (2) by each Director of the Company; (3) by each elected officer named in the Summary Compensation Table on page 11; and (4) by all elected officers and Directors of the Company as a group. No shares of Class A Common Stock are issued and outstanding. Except as indicated in the footnotes hereto, each person named in the table has (or could have upon exercise of an option vested or vesting within 60 days after March 1, 1997) sole voting and investment power (or such power together with any spouse of such person, if they are joint tenants) with respect to securities beneficially owned by such person as set forth opposite such person's name:

NAME AND ADDRESS OF BENEFICIAL  TITLE OF     NUMBER OF    PERCENT
OWNER(1)                        CLASS        SHARES(3)  OF CLASS(2)
------------------------------  --------     ---------- -----------
Theodore W. Waitt               Common Stock 35,552,500    45.6%
Norman W. Waitt, Jr. Trust (4)  Common Stock  6,820,000     8.7%
 P.O. Box 980
 North Sioux City, SD 57049
Richard D. Snyder               Common Stock    462,500
David J. McKittrick             Common Stock    100,000
Robert N. Beck                  Common Stock     40,625

NAME AND ADDRESS OF                             NUMBER OF       PERCENT
BENEFICIAL OWNER(1)        TITLE OF CLASS       SHARES(3)     OF CLASS(2)
-------------------        -------------------- ----------    -----------
James A. Taylor            Common Stock             16,250
Charles G. Carey           Common Stock                500
James W. Cravens           Common Stock              1,000
George H. Krauss           Common Stock              2,500(5)
Douglas L. Lacey           Common Stock              4,500(5)
James F. McCann            Common Stock              3,000
All Directors and elected
 officers as a group       Common Stock         36,278,900       46.6%
 (21 persons)              Class A Common Stock    118,808**

--------
** Numbers of shares of Class A Common Stock shown in this table and related percent of class numbers are expressed as the number or percentage, as appropriate, of shares of Common Stock into which they are convertible. Each share of Class A Common Stock subject to options is convertible upon exercise into 273 shares of Common Stock.
(1) Unless otherwise indicated, the address of each beneficial owner listed above is c/o Gateway 2000, Inc., 610 Gateway Drive, North Sioux City, South Dakota 57049.
(2) Less than 1 percent unless otherwise indicated. With respect to each individual, includes options to purchase Common Stock and Class A Common Stock exercisable within 60 days from March 1, 1997.
(3) Includes beneficial ownership of shares of Common Stock which may be acquired pursuant to employee stock options for Messrs. Waitt--52,500 shares, Snyder--462,500 shares, McKittrick--100,000 shares, Beck--40,625 shares and Taylor--16,250 shares.
(4) This information, and the information in this footnote, is based upon third-party filings with the Securities and Exchange Commission (the "SEC"), and the Company has not made further investigation or review of such information. A Schedule 13G was filed by Norman W. Waitt, Jr., as trustee and sole beneficiary under the Norman W. Waitt, Jr. Trust, a predecessor trust and Norman W. Waitt, Jr., in his individual capacity, on February 18, 1994, and amended through February 14, 1997.
(5) Includes beneficial ownership of 1,500 shares of Common Stock which may be acquired pursuant to non-employee director stock options.

                              EXECUTIVE OFFICERS

  The executive officers of the Company are its elected officers and serve for terms of office determined by the Board. Biographical summaries of the business experience of Messrs. Waitt, Chairman and Chief Executive Officer of the Company, and Snyder, President and Chief Operating Officer, are included under "Proposal 1--Election of Directors" on page 2. The names, ages, and biographical information with respect to each other executive officer are as follows:

  ROBERT N. BECK, SENIOR VICE PRESIDENT, 57--Mr. Beck joined the Company in June 1995 and has served as Senior Vice President since that time. His responsibilities include managing worldwide human resource programs and policies. From March 1992 to June 1995, Mr. Beck was employed by Abbott Laboratories, Inc., an international health care company, where he served as Senior Vice President of Human Resources. From August 1982 to February 1992, he was Executive Vice President of Human Resources of BankAmerica Corporation, a bank holding company. Mr. Beck was first elected an executive officer in 1995.

  JAMES P. COLLAS, SENIOR VICE PRESIDENT, 36--Mr. Collas joined the Company in June 1992 and was responsible for the Company's product development department. He was promoted to Vice President of Product Development in December 1992. In 1994, Mr. Collas changed responsibilities to oversee the Company's technical services and support operations. In 1995, Mr. Collas was named Senior Vice President responsible for global products. Before joining the Company, Mr. Collas was the president of Anigma, Inc., a PC system board and motherboard design and development company which he founded in 1987. Mr. Collas received a B.S. degree in Electrical Engineering from the University of California at Los Angeles in 1984. Mr. Collas was first elected an executive officer in 1992.

  WILLIAM M. ELLIOTT, SENIOR VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY, 62--Mr. Elliott joined the Company in May 1994 as Vice President and General Counsel and was elected Corporate Secretary in May 1995. In October 1995, Mr. Elliott was named Senior Vice President and his responsibilities continued to include managing the Company's legal affairs and acting as Corporate Secretary. Before joining the Company, Mr. Elliott spent three years as Senior Vice President of International Telecharge, Inc., a telecommunications company specializing in the public and private pay telephone markets. From 1977 to 1990, Mr. Elliott was Senior Vice President and General Counsel of Northrop Corporation, an aircraft manufacturing corporation. Mr. Elliott received a B.A. degree in 1959 and a J.D. degree in 1962 from the University of Missouri at Kansas City and is a member of the bar associations of four states and the District of Columbia. Mr. Elliott was first elected an executive officer in 1994.

  DAVID J. MCKITTRICK, SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER, 51--Mr. McKittrick joined the Company in March 1995 as Senior Vice President and Chief Financial Officer and was elected Treasurer in July 1995. Before joining the Company, Mr. McKittrick spent two years as Vice Chairman and Chief Operating Officer of Collins & Aikman Group, Inc., a diversified manufacturing and retail company. Before that, Mr. McKittrick was Senior Vice President and Chief Financial Officer of James River Corporation, a paper and consumer products manufacturer. Mr. McKittrick received a B.S. degree from Hampden-Sydney College in 1967 and an M.B.A. degree from Rutgers University in 1968. Mr. McKittrick was first elected an executive officer in 1995.

  ROBERT M. SPEARS, SENIOR VICE PRESIDENT, 37--Mr. Spears joined the Company in 1990 and has served in a variety of administrative positions. Mr. Spears is a Senior Vice President of the Company and is currently responsible for the Company's Americas Group. From 1994 through 1995, Mr. Spears served as the managing director of the Company's European operations. From 1992 through 1994, Mr. Spears served as Vice President of administration, responsible for the Company's management information systems, human resources and other projects involving the strategic direction of the Company. Before joining the Company, Mr. Spears worked for America First Financial Corporation in San Francisco from 1987 to 1990 and for the Bank of America from 1981 to 1985. He received a B.A. degree from Dartmouth College in 1981, a Master's degree in Business Taxation from the University of Southern California in 1985 and an M.B.A. degree from Harvard University in 1987. Mr. Spears was first elected an executive officer in 1990.

  JAMES A. TAYLOR, SENIOR VICE PRESIDENT, 49--Mr. Taylor joined the Company in March 1996 as Senior Vice President responsible for global marketing. Before joining the Company, Mr. Taylor was Executive Managing Director and General Manager of Hill & Knowlton's headquarters office in New York City, where he was involved in corporate marketing, communications and reputation counseling since 1994. From 1992 through 1994, he was Executive Director and Chief Executive Officer of Yankelovich Partners Inc., and from 1988 through 1992 he was a Partner and Worldwide Marketing Director of Ernst & Young LLP. He received a B.A. degree from the University of California at Berkeley in 1973 and a Masters degree and a Ph.D. degree in Communication from Michigan State University in 1975 and 1978, respectively. Mr. Taylor was first elected an executive officer in 1996.

  JOSEPH J. BURKE, VICE PRESIDENT, 39--Mr. Burke joined the Company in October 1995 as Vice President responsible for market development. Before joining the Company, Mr. Burke spent eight years with Blockbuster Entertainment Corporation, a worldwide home entertainment retailer. At Blockbuster, Mr. Burke most recently served as Senior Vice President and Chief Financial Officer of the International Division. He received a B.S. degree in Business Administration from the University of Florida in 1978. Mr. Burke was first elected an executive officer in 1995.

  ROBERT J. CHENG, VICE PRESIDENT, 37--Mr. Cheng joined the Company in January 1991 as director of marketing. He was promoted to director of desktop PCs in June 1994 and to Vice President responsible for desktops in May 1995. In November 1995, Mr. Cheng became responsible for marketing operations in the Company's Americas Group. In November 1996, he was promoted to Managing Director of the Europe/Middle East/Africa division. Before joining the Company, from 1981 to 1991, Mr. Cheng served in various capacities in the data systems group of Texas Instruments Incorporated, a computer and electronics company, where he was involved in the sale of digital products in Latin America. He received a B.S. degree in Operations Research and Industrial Engineering from Cornell University in 1981 and an M.B.A. degree from the University of Texas in 1986. Mr. Cheng was first elected an executive officer in 1995.

  JOHN D'AUGUSTE, VICE PRESIDENT, 46--Mr. d'Auguste joined the Company in April 1993 as director of manufacturing. He was Vice President of operations in the Company's Americas Group from February 1994 through January 1997. In February 1997, Mr. d'Auguste was named Vice President of general sales. Before joining the Company, from 1989 to 1993, Mr. d'Auguste was a Vice President of General Railway Signal Corporation, a railway signaling equipment manufacturer. Mr. d'Auguste's responsibilities with General Railway included management of product operations. Mr. d'Auguste spent most of his early career with General Electric Co., most recently as manager of materials sourcing. Mr. d'Auguste received a B.S. degree in systems engineering from the Polytechnic Institute of Brooklyn in 1972 and an M.S. degree in engineering management from the Milwaukee School of Engineering in 1975. Mr. d'Auguste was first elected an executive officer in 1994.

  BERNARD F. EBERT, VICE PRESIDENT, 49--Mr. Ebert joined the Company in February 1996 as Vice President responsible for global planning, procurement and quality. In February 1997, Mr. Ebert was named Vice President of operations in the Company's Americas Group. Before joining the Company, Mr. Ebert worked for more than twenty years at Texas Instruments Incorporated. At Texas Instruments, he served in numerous management capacities involving global planning and procurement. Mr. Ebert received both his B.A. degree and his M.B.A. degree from Louisiana State University. Mr. Ebert was first elected an executive officer in 1996.

  MICHAEL D. HAMMOND, VICE PRESIDENT, 35--Mr. Hammond co-founded the Company in 1985 with Ted Waitt and has been employed by the Company in various positions since that time. He is currently responsible for the Company's Asia Pacific Group. Mr. Hammond was first elected an executive officer in 1992.

  TIMOTHY J. HAYES, VICE PRESIDENT, 38--Mr. Hayes joined the Company in March 1996 as Vice President responsible for the Company's Americas Group customer support. Before joining the Company, Mr. Hayes was employed by Apple Computer, Inc., for approximately fourteen years, where he served in a number of capacities, most recently as Senior Director of Customer Service and Support. Mr. Hayes received a B.A. degree from Middle Tennessee State University in 1984. Mr. Hayes was first elected an executive officer in 1996.

  JOHN HEUBUSCH, VICE PRESIDENT, 38--Mr. Heubusch joined the Company in January of 1997 as Vice President of Government Relations. Before joining the Company, Mr. Heubusch was Executive Director of the National Republican Senatorial Committee from 1995 to 1996. From 1991 to 1994, he was Vice President of the American Red Cross, and from 1989 to 1991 he was Chief of Staff to Secretary of Labor Elizabeth Dole. Mr. Heubusch received B.A. degrees in Political Science and English from Virginia Polytechnic Institute and State University, Blacksburg, Virginia and his M.A. degree in National Security Studies from Georgetown University, Washington D.C. 1988. Mr. Heubusch was first elected an executive officer in 1997.

  WILLIAM G. SHEA, VICE PRESIDENT, 50--Mr. Shea joined the Company in October 1993 as the national sales manager. Mr. Shea is currently Vice President responsible for the Company's Americas Group major accounts. Before joining the Company, from 1991 to 1992, Mr. Shea was a Vice President, Sales and General Manager of OPTA Corporation, a manufacturer of high-end computer graphics cards. From 1973 to 1991, Mr. Shea held a number of management and executive positions in sales and marketing capacities at IBM Corporation. At IBM, Mr. Shea was involved in sales and marketing of mainframe and personal computer products as well as channel management. He received a B.A. degree in Mathematics from the University of Maine in 1968. Mr. Shea was first elected an executive officer in 1995.

EXECUTIVE COMPENSATION

  The following table and related footnotes show the compensation paid during 1994, 1995 and 1996 to the Company's Chief Executive Officer and its four other most highly compensated officers for services rendered to the Company and its subsidiaries:

                          SUMMARY COMPENSATION TABLE

                                                   LONG TERM
                                                  COMPENSATION
                           ANNUAL COMPENSATION       AWARDS
                        ------------------------- ------------
                                                   SECURITIES
   NAME AND PRINCIPAL                              UNDERLYING     ALL OTHER
   POSITION             YEAR SALARY ($) BONUS ($) OPTIONS (#)  COMPENSATION ($)
   ------------------   ---- ---------- --------- ------------ ----------------
Theodore W. Waitt,      1996  585,000    380,250    230,000
 Chairman of the Board  1995  573,353    265,563     30,000
 and CEO                1994  557,000    389,900                     6,650(1)
Richard D. Snyder,      1996  422,396    253,558    156,000          2,375(2)
 President and COO      1995  385,938    161,299     30,000         11,658(3)
                        1994  326,821    225,000     30,000         14,077(4)
David J. McKittrick,    1996  320,000    141,120                     4,430(5)
 Senior Vice President,
  (6)                   1995  266,667     94,647    200,000            770(2)
 CFO and Treasurer      1994
Robert N. Beck,         1996  310,500    132,098     26,500          8,817(7)
 Senior Vice President
  (9)                   1995  155,769     66,984    150,000         60,000(8)
 Human Resources        1994
James A. Taylor (10)    1996  257,292    167,375     79,000        350,392(11)
 Senior Vice President  1995
 Global Marketing       1994

--------
 (1) Amounts paid by the Company for term life and disability insurance premiums.
 (2) Amount of Company matching contributions pursuant to the Company's 401(k) plan.
 (3) Includes $9,348 paid by the Company for term life, medical and disability benefits, professional association dues, country club membership dues and other perquisites and $2,310 of Company matching contributions pursuant to the Company's 401(k) plan.
 (4) Includes $11,767 paid by the Company for term life, medical and disability benefits, professional association dues, country club membership dues and other perquisites and $2,310 of Company matching contributions pursuant to the Company's 401(k) plan.
 (5) Includes $1,575 of Company matching contributions pursuant to the Company's 401(k) plan and $2,855 of imputed income from supplemental group term life insurance.
 (6) Mr. McKittrick's employment with the Company began on March 1, 1995.
 (7) Includes $2,375 of Company matching contributions pursuant to the Company's 401(k) plan and $6,442 of imputed income from supplemental group term life insurance.
 (8) Payment in lieu of lost incentive compensation from prior employer.
 (9) Mr. Beck's employment with the Company began on June 26, 1995.
(10) Mr. Taylor's employment with the Company began on March 20, 1996.
(11) Includes $392 of imputed income from supplemental group life insurance and $350,000 payment in lieu of lost incentive compensation from prior employer.

  Officers and management of the Company receive compensation in the form of base salary, annual incentive awards and equity participation. Elected officers of the Company also receive a severance benefit equal to twelve months of their base salary. This severance benefit does not apply to voluntary or for-cause termination. The benefit is paid in monthly installments for twelve months or until such earlier time as the individual finds comparable employment elsewhere. See "Report of the Compensation Committee and the Board of Directors Regarding Executive Compensation" on page 13.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

  The following table and related footnotes set forth as of December 31, 1996 the number of securities underlying options held by the Company's Chief Executive Officer and its four other most highly compensated officers and the value thereof.

                                                NUMBER OF SECURITIES
                          SHARES               UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                         ACQUIRED                 OPTIONS AT FISCAL      IN-THE-MONEY OPTIONS AT
                            ON       VALUE            YEAR-END,             FISCAL YEAR-END,
                         EXERCISE   REALIZED  EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
          NAME              (#)       ($)              (#)(1)                     ($)*
          ----           --------- ---------- ------------------------- -------------------------
Theodore W. Waitt....... 3,033,060 80,360,925        7,500/252,500           200,119/6,245,731
Richard D. Snyder.......    40,000  1,634,175      442,500/193,500        22,295,756/4,997,414
David J. McKittrick.....                            50,000/150,000         1,759,125/5,277,375
Robert N. Beck..........                            37,500/139,000         1,113,094/3,872,993
James A. Taylor.........                                 0/ 79,000                 0/1,941,368

--------
 * Valuation of these options is based on the closing price of $53.56 for Common Stock, as quoted on the NASDAQ National Market on December 31, 1996.
(1) The number of securities underlying exercisable and unexercisable options is expressed in shares of Common Stock.

                       OPTION GRANTS IN LAST FISCAL YEAR

                             NUMBER OF  % OF TOTAL
                             SECURITIES  OPTIONS                         GRANT
                             UNDERLYING GRANTED TO                       DATE
                              OPTIONS   EMPLOYEES  EXERCISE             PRESENT
                              GRANTED   IN FISCAL   PRICE   EXPIRATION   VALUE
            NAME                (#)        YEAR     ($/SH)    DATE**     ($)*
            ----             ---------- ---------- -------- ---------- ---------
Theodore W. Waitt...........  110,000      7.17%    $25.75   1/31/06   1,725,000
                               70,000      4.56      26.75   3/20/06   1,150,000
                               50,000      3.26      39.38   7/30/06   1,223,000
Richard D. Snyder...........   70,000      4.56      25.75   1/31/06   1,098,000
                               50,000      3.26      26.75   3/20/06     822,000
                               36,000      2.35      39.38   7/30/06     881,000
David J. McKittrick.........        0
Robert N. Beck..............   12,500      0.81      26.75   3/20/06     205,000
                               14,000      0.91      39.38   7/30/06     343,000
James A. Taylor.............   65,000      4.24      26.75   3/20/06   1,068,000
                               14,000      0.91      39.38   7/30/06     342,000

--------
* The present value of each stock option is calculated using the Black-Scholes Multiple Option valuation formula, assuming (1) a volatility of the Company's stock price, as quoted on the NASDAQ National Market, equal to 0.6; (2) a range of risk-free rates of return of 5.2 to 6.8% per annum; (3) zero dividends; and (4) 3 1/2 years from the date of vesting to the date of exercise.
**Options granted vest 25% per year over four years.

                    REPORT OF THE COMPENSATION COMMITTEE AND
            THE BOARD OF DIRECTORS REGARDING EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors is composed entirely of Directors who are not employees of the Company. The Compensation Committee is responsible for setting and administering the policies and programs that govern both annual compensation and stock ownership programs.

  The foundation of the management compensation program is based on principles designed to align compensation with the Company's business strategy, values and management initiatives. The program:

  . Integrates compensation programs with both the Company's annual and long-term strategic planning and measurement processes.

  . Supports a performance-oriented environment that rewards actual performance that is related to both goals and performance of the Company as compared to industry performance levels.

  . Helps attract and retain key management critical to the long-term success of the Company.

  The key components of the compensation program are base salary, annual incentive awards and equity participation. These components are administered with the goal of providing total compensation that is competitive in the marketplace, recognizing meaningful differences in individual performance, fostering teamwork and offering the opportunity to earn above-average rewards when merited by individual and corporate performance. The marketplace is defined by comparing the Company to a group of corporations with similar characteristics, including industry and technology emphasis.

  Using compensation survey data from the comparison group, a target for total compensation and each of its elements--base salary, incentive awards and equity-based compensation--is established. The intent is to deliver total compensation that will be in the mid to upper range of pay practices of peer companies when merited by the Company's performance. To achieve this objective, a substantial portion of management pay is delivered through performance-related variable compensation programs which are based upon achievement of the Company's goals. Each year, the Compensation Committee reviews the elements of executive compensation to ensure that the total compensation program, and each of its elements, meets the overall objectives discussed above.

  In 1996, total compensation was paid to senior management on individual performance and on the extent to which the business plans for individual areas of responsibility were achieved or exceeded. Base compensation was determined by an assessment of each executive's performance, current salary in relation to the salary range designated for the job, experience and potential for advancement as well as by the performance of the Company. While many aspects of performance can be measured in financial terms, the Compensation Committee also evaluated the success of the management team in areas of performance that cannot be measured by traditional accounting tools, including the development and execution of strategic plans, the development of management and employees and the exercise of leadership within the industry and in the communities that the Company serves. All of these factors were collectively taken into account by management and the Compensation Committee in determining the appropriate level of base compensation and base salary increases.

  The Management Incentive Plan is designed to reward senior managers when the Company achieves certain financial objectives and when each manager's area of responsibility meets its predetermined goals. These goals include financial elements such as profitability, total sales and earnings per share of Common Stock and non-financial elements such as the achievement of selected strategic goals and the successful development of human resources. Each year, individual incentive targets are established for incentive plan participants based on competitive survey data. As noted above, targets are set to deliver total compensation in the mid to upper range of competitive practice as warranted by performance of the Company. For 1996, the targeted incentive was earned based on the Compensation Committee's overall assessment of each participant's achievement of the predetermined goals discussed above and the achievement of a specific earnings per share goal.

  For several years, the Company has provided forms of equity participation as a key part of its total programs for motivating and rewarding managers. Grants of stock options have provided an important part of the equity link to stockholders. Through these vehicles, the Company has encouraged its management to obtain and hold the Company's Common Stock and stock options. Targeted award ranges for stock option grants are determined by taking into account competitive practice among comparison companies. Equity participation targets are set based on established salary ranges and level of performance. As noted above, the target ranges are established such that equity participation opportunities will be in the mid to upper range of pay practices of peer companies when merited by Company and individual performance. Actual individual awards are determined based on the established competitive target range and the Compensation Committee's overall assessment of individual performance. The Compensation Committee considers the amounts of options previously granted and the aggregate size of current awards when deciding to award additional options.

  The full Board rather than the Compensation Committee, determines the compensation of the Company's Chairman and Chief Executive Officer. Based on 1996 performance, the Board granted Ted Waitt, the Company's Chairman and Chief Executive Officer, a base salary increase of 5.1% effective January 1, 1997, which was consistent with the Company's established merit increase program. As reflected in the Company's financial statements, the Company's performance in 1996 included 37% growth in sales and 47% growth in earnings per share of Common Stock. In light of this performance and an overall assessment of his performance, the Board determined to grant Mr. Waitt an incentive payment and a stock option. The Board will continue to determine and administer awards granted to other eligible individuals under the 1993 Stock Option Plan for Key Employees ("1993 Employee Plan") and the 1996 Long-Term Incentive Equity Plan ("1996 Employee Plan").

  It is the Compensation Committee's policy to consider deductibility under
Section 162(m) of the Code in determining compensation arrangements for the Company's "covered employees," and the Committee intends to optimize the deductibility of compensation to the extent deductibility is consistent with the objectives of the management compensation program. The Committee, however, intends to weigh the benefits of full deductibility with the objectives of the management compensation program and, if the Committee believes to do so is in the best interests of the Company and its stockholders, will make compensation arrangements which may not be fully deductible under Section 162(m). Grants of stock options under the 1996 Employee Plan approved by stockholders, are expected to qualify for deductibility under Section 162(m). The Committee expects that the stock options granted in 1996 to the Company's elected officers will, together with their 1996 salaries and any other compensation paid to them in 1996, qualify for deductibility. Other awards under the 1996 Employee Plan may, but need not, qualify for deductibility as performance-based compensation under Section 162(m).

     THE COMPENSATION COMMITTEE,              THE BOARD OF DIRECTORS,
          James W. Cravens                          Theodore W. Waitt
          George H. Krauss                          Richard D. Snyder
           James F. McCann                          Charles G. Carey
                                                    James W. Cravens
                                                    George H. Krauss
                                                    Douglas L. Lacey
                                                    James F. McCann

                            STOCK PERFORMANCE GRAPH

  The following graph compares the cumulative total return on Common Stock from the date on which Common Stock began trading on the NASDAQ National Market, through December 31, 1996, with the S&P 500 Index and the S&P Computer Manufacturers Index. The cumulative total return assumes that $100 was invested in each of Common Stock, the S&P 500 Index and the S&P Computer Manufacturers Index on December 8, 1993 (the date the Company's stock began trading) and also assumes the reinvestment of any dividends. The Company's index is calculated using the closing price of $19.25 for Common Stock on December 8, 1993, as quoted on the NASDAQ National Market. Past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

                             [GRAPH APPEARS HERE]

        COMPARISON OF CUMULATIVE TOTAL RETURN AMONG GATEWAY 2000, INC.,
              S&P 500 INDEX AND S&P COMPUTER MANUFACTURERS INDEX


Measurement Period        [COMPANY       S&P              S&P COMPUTER
(Fiscal Year Covered)     NAME HERE]     500 INDEX     MANUFACTURERS INDEX
---------------------     ----------     ---------     -------------------
Measurement Pt-
12/08/93                  $100           $100          $100
FYE 12/31/93              $101.948       $101.080      $104.492
FYE 12/31/94              $112.338       $98.004       $114.764
FYE 12/31/95              $127.273       $139.728      $180.774
FYE 12/31/96              $278.247       $171.872      $242.745

                   CERTAIN TRANSACTIONS WITH RELATED PARTIES

  Ted Waitt is the sole shareholder and director of GTN, Inc., a South Dakota Corporation ("GTN"). Since 1994, GTN has made available to the Company an aircraft, owned by GTN, for Company business travel. The Company reimburses GTN for such use at the lesser of 200% of the cost of fuel, oil and other lubricants used or $933 per flight hour, plus certain out-of-pocket expenses. The Company paid GTN approximately $257,900 for the use of this aircraft in 1996. The Company believes its arrangement with GTN has been and remains less costly than the purchase of identical services from an unaffiliated party.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Based on Company records, the Company believes that all its officers, directors and greater than 10% beneficial owners complied with all applicable filing requirements under Section 16 of the Securities Exchange Act of 1934 with respect to transactions during 1996.

                               OTHER INFORMATION

  The Company has retained the services of Norwest Shareowner Services to assist in the distribution of proxy materials for a fee of approximately $25,000. The Company will bear the full expense of the preparation and mailing of this Proxy Statement and accompanying materials. The Company will reimburse brokers, fiduciaries and custodians for their expenses in forwarding proxy materials to beneficial owners of Common Stock held in their names. The solicitation of proxies will be made primarily by use of the mails, although proxies also may be solicited personally by telephone or other means of communication by officers, directors and employees of the Company (for which they will receive no additional compensation).

  Proposals of stockholders that are intended to be presented at the Company's 1998 annual meeting of stockholders must be received by the Company at its principal executive offices no later than December 9, 1997 to be considered for inclusion in the proxy statement and proxy relating to that meeting.

  COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO INVESTOR RELATIONS, GATEWAY 2000, INC., MAIL DROP Y-11, 610 GATEWAY DRIVE, P.O. BOX NO. 2000, NORTH SIOUX CITY, SOUTH DAKOTA 57049-2000.

                                          By Order of the Board of Directors

                                          /s/ William M. Elliott

                                          William M. Elliott
                                          Senior Vice President, General
                                           Counsel and Corporate Secretary

North Sioux City, South Dakota
April 8, 1997

             GATEWAY 2000, INC. 1995 EMPLOYEE STOCK PURCHASE PLAN
             (AS AMENDED AND RESTATED EFFECTIVE FEBRUARY 1, 1997)

  The Gateway 2000, Inc. 1995 Employee Stock Purchase Plan, effective January 1, 1995, is amended and restated in its entirety as provided herein effective February 1, 1997. The Plan provides Eligible Employees of Gateway 2000, Inc., a Delaware corporation (the "Company"), and its Subsidiaries an opportunity to purchase shares of Common Stock of the Company on the terms and conditions set forth below.

  1. Definitions.

    (a) Base Pay--for each Participant, the regular compensation and commissions earned during each payroll period, before any deductions or withholding, but excluding overtime pay, bonuses, amounts paid as reimbursements of expenses and other additional compensation, under rules uniformly applied by the Plan Administrator.

    (b) Business Day--any day with respect to which NASDAQ quotations are issued.

    (c) Code--the Internal Revenue Code of 1986, as amended.

    (d) Common Stock--the Company's Common Stock, par value $.01 per share.

    (e) Eligible Employee--an employee who is eligible to participate in the Plan pursuant to Section 3.

    (f) Exercise Date--the last Business Day of each calendar month.

    (g) Exercise Price--unless the Plan Administrator determines before a Grant Date that a higher or lower price that complies with Code Section 423 shall apply, and subject to the following sentence, the Exercise Price of the shares of Common Stock which are to be sold under the Plan on the Exercise Date immediately following such Grant Date shall be 95% of the Fair Market Value of Common Stock on such Exercise Date. In no event shall the Exercise Price be less than the lesser of (x) 85% of the Fair Market Value of a share of Common Stock on the Grant Date for the month in which the Exercise Date falls, or (y) 85% of the Fair Market Value of a share of Common Stock on the Exercise Date for that month.

    (h) Fair Market Value--the closing price per share of the Company's Common Stock as reported in The Wall Street Journal on the relevant Business Day. If no sales of the Company's Common Stock were made on such date, "Fair Market Value" shall mean the closing price per share of the Company's Common Stock as reported in The Wall Street Journal for the preceding day on which a sale of the Company's Common Stock occurred.

    (i) Grant Date--the first Business Day of each calendar month.

    (j) Participant--an Eligible Employee who is participating in the Plan pursuant to Section 4.

    (k) Plan--Gateway 2000, Inc. 1995 Employee Stock Purchase Plan, as amended (known prior to February 1, 1997 as "Gateway 2000, Inc. 1993 Employee Stock Purchase Plan").

    (l) Plan Account--an account maintained by the Company or its designated record keeper for each Participant to which the Participant's payroll deductions are credited, against which funds used to purchase shares of Common Stock are charged and to which shares of Common Stock purchased are credited.

    (m) Plan Administrator--such person or persons, including a committee, as may be appointed by the Board of Directors of the Company to administer the Plan. The Board of Directors of the Company may at any time remove or replace the Plan Administrator.

    (n) Subsidiaries--all United States corporations (other than the Company) in one or more unbroken chains of corporations beginning with the Company if, on the Grant Date, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

  2. Stock Subject to the Plan. Subject to Section 12, the aggregate number of shares of Common Stock which may be sold under the Plan is 1,000,000. The Company shall make open-market purchases to provide shares of

Common Stock for purchase under the Plan. If sufficient shares are not available through open market purchases, the Company shall sell Treasury shares or issue authorized but unissued shares of Common Stock.

  3. Eligible Employees. Each active employee of the Company or any of its Subsidiaries who has been employed for at least 6 months and who is regularly employed by the Company or any of its Subsidiaries for at least 20 hours per week and more than 5 months per calendar year shall be eligible to participate in the Plan. Notwithstanding the foregoing, an employee of the Company or any of its Subsidiaries who is (i) highly compensated (within the meaning of Code
Section 414(q)) and (ii) is a participant in the 1996 Long-Term Incentive Equity Plan or any other equity incentive plan established by the Company for the benefit of executives and other key employees (collectively referred to hereinafter as the "Non-qualified Plans") is not eligible to participate in the Plan during the calendar year and the next subsequent calendar year that such employee receives a grant under any of the Non-qualified Plans.

  4. Participation in the Plan.

    (a) An Eligible Employee may participate in the Plan by completing and filing with the Company or its designated record keeper an election form which authorizes payroll deductions from the Employee's pay. Such deductions shall commence on the first day of the month following the end of the Employee's 6 month eligibility period, or the first day of any month thereafter as elected by the Employee, and shall continue until the Employee terminates participation in the Plan or the Plan is terminated. An Eligible Employee may participate in the Plan only through payroll deductions. Other contributions will not be accepted.

    (b) Notwithstanding the foregoing, an Eligible Employee shall not be granted an option to purchase shares of Common Stock under this Plan on any Grant Date if such employee, immediately after the option is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. For purposes of this paragraph, the rules of Code Section 424(d) shall apply in determining the stock ownership of an individual, and stock which an employee may purchase under outstanding options shall be treated as stock owned by the employee.

  5. Payroll Deductions. Payroll deductions shall be made from the amounts paid to each Participant for each payroll period in such amounts as the Participant shall authorize in his election form. The minimum payroll deduction shall be $10 per month and the maximum payroll deduction shall be 20% of the Participant's Base Pay; provided that no Eligible Employee may be granted an option under the Plan which permits his rights to purchase Common Stock under the Plan, and any other stock purchase plan of the Company or any Subsidiary that is qualified under Section 423 of the Code, to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which the option is outstanding at any time. If a Participant's Base Pay is insufficient in any pay period to allow the entire payroll deduction elected under the Plan, no deduction shall be made for such pay period. Payroll deductions will resume with the next pay period in which the Participant has pay sufficient to permit the deduction. Payroll deductions under the Plan shall be made in any period only after all other withholdings, deductions, garnishments and the like have been made.

  6. Changes in Payroll Deductions. Subject to the minimum and maximum deductions set forth above, a Participant may change the amount of his payroll deductions by filing a new election form with the Company or its designated record keeper no later than 10 Business Days in advance of the next calendar month. The change shall be effective until revoked in writing.

  7. Termination of Participation in Plan. A Participant may, at any time and for any reason, voluntarily terminate participation in the Plan by written notification of withdrawal delivered to the appropriate payroll office at least 10 Business Days before the next pay period. A Participant's participation in the Plan shall be terminated upon termination of his or her employment with the Company and its Subsidiaries for any reason. In the event a Participant's participation in the Plan is voluntarily or involuntarily terminated, payroll deductions under the Plan shall cease; provided, however, that any payroll deductions credited to such Participant's Plan Account shall be used to purchase shares of Common Stock on the next Exercise Date. An Eligible Employee whose participation in the Plan is terminated may rejoin the Plan no earlier than the first day of the seventh month following the date his participation in the Plan terminated.

  8. Purchase of Shares.

    (a) On each Grant Date, each Participant shall be deemed to have been granted an option to purchase shares of Common Stock.

    (b) On each Exercise Date, each Participant shall be deemed to have exercised his or her option granted pursuant to Section 8(a). On each Exercise Date, the Company shall apply the funds credited to each Participant's Plan Account to the purchase (without commissions or fees) of that number of whole shares of Common Stock determined by dividing the Exercise Price into the balance in the Participant's Plan Account on the Exercise Date. Any amount remaining shall be carried forward to the next calendar month unless the Plan Account is closed.

    (c) As soon as practicable after each Exercise Date, a statement shall be delivered to each Participant which shall include the number of shares of Common Stock purchased on the Exercise Date on behalf of such Participant under the Plan.

    (d) When requested, a stock certificate for whole shares of Common Stock in a Participant's Plan Account purchased pursuant to the Plan shall be issued in the Participant's name or in the name of the Participant and another person as joint tenants with right of survivorship or as tenants in common. When the Participant's employment terminates, a stock certificate for whole shares of Common Stock in his Plan Account shall be issued in his name or in his name and the name of another person as joint tenants with right of survivorship or as tenants in common. A cash payment shall be made for any fraction of a share in such account, if necessary to close the account.

  9. Rights as a Stockholder. As of the Exercise Date, a Participant shall be treated as record owner of his shares purchased pursuant to the Plan.

  10. Rights Not Transferable. Rights under the Plan are not transferrable by a Participant other than by will or the laws of descent and distribution, and are exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative. No rights or payroll deductions of a Participant shall be subject to execution, attachment, levy, garnishment or similar process.

  11. Application of Funds. All funds of Participant's received or held by the Company under the Plan before purchase of the shares of Common Stock shall be held by the Company without liability for interest or other increment.

  12. Adjustments in Case of Changes Affecting Shares. In the event of a subdivision or consolidation of outstanding shares of Common Stock of the Company, or the payment of a stock dividend, the number of shares approved for the Plan shall be increased or decreased proportionately, and such other adjustment shall be made as may be deemed equitable by the Plan Administrator. In the event of any other change affecting the Common Stock, such adjustment shall be made as shall be deemed equitable by the Plan Administrator to give proper effect to such event.

  13. Administration of the Plan. The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions with regard to the Plan and such rules and regulations shall be final and conclusive. It is intended that the Plan shall at all times meet the requirements of Code Section 423, if applicable, and the Plan Administrator shall, to the extent possible, interpret the provision of the Plan so as to carry out such intent.

  14. Amendments to the Plan. The Plan Administrator may, at any time, or from time to time, amend or modify the Plan; provided, however, that no amendment shall be made increasing or decreasing the number of shares authorized for the Plan (other than as provided in Section 12 or 15), and that, except to conform the Plan to the requirements of the Code, no amendment shall be made which would cause the Plan to fail to meet the applicable requirements of Code Section 423.

  15. Termination of the Plan. The Plan shall terminate upon the earlier of
(a) the termination of the Plan by the Board of Directors of the Company as specified below, or (b) the date no more shares remain to be purchased under the Plan. The Board of Directors of the Company may terminate the Plan as of any date, and the date of termination shall be deemed an Exercise Date. If on such Exercise Date Participants in the aggregate have options to purchase more shares of Common Stock than are available for purchase under the Plan, each Participant shall be eligible to purchase a reduced number of shares of Common Stock on a pro rata basis, and any excess payroll deductions shall be returned to Participants, all as provided by rules and regulations adopted by the Plan Administrator.

  16. Costs. All costs and expenses incurred in administering the Plan shall be paid by the Company.

  17. Governmental Regulations. The Company's obligation to sell and deliver its Common Stock pursuant to the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

  18. Applicable Law. This Plan shall be interpreted under the laws of the United States of America and, to the extent not inconsistent therewith, by the laws of the State of South Dakota. This Plan is not to be subject to the Employee Retirement Income Security Act of 1974, as amended, but is intended to comply with Section 423 of the Code, if applicable. Any provisions required to be set forth in this Plan by such Code section are hereby included as fully as if set forth in the Plan in full.

  19. Effect on Employment. The provisions of this Plan shall not affect the right of the Company or any Subsidiary or any Participant to terminate the Participant's employment with the Company or any Subsidiary.

  20. Withholding. The Company reserves the right to withhold from stock or cash distributed to a Participant any amounts which it is required by law to withhold.

  21. Sale of Company. In the event of a proposed sale of all or substantially all of the assets of the Company or a merger of the Company with or into another corporation, the Company shall require that each outstanding option be assumed or an equivalent option be substituted by the successor or purchaser corporation, unless the Plan is terminated.

  22. Shareholder Approval. The Plan, as amended effective February 1, 1997, shall become effective on the date it is adopted by the Board of Directors of the Company, provided that the stockholders of the Company approve it within 12 months after such date.

                              GATEWAY 2000, INC.
                                ANNUAL MEETING

                          Sioux City Convention Center
                               801 Fourth Street
                                Sioux City, Iowa

                             Thursday, May 15, 1997
                            9:00 a.m., Central Time

--------------------------------------------------------------------------------


                         [LOGO OF GATEWAY 2000, INC.]

               Please promptly vote, sign and return the proxy card in the postage-paid envelope provided.

                       cut or tear along perforated edge

--------------------------------------------------------------------------------


THIS PROXY, SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WILL BE VOTED AS DIRECTED. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED (1) FOR THE ELECTION OF NAMED NOMINEES AS DIRECTORS; (2) FOR APPROVAL OF THE GATEWAY 2000, INC. EMPLOYEE STOCK PURCHASE PLAN; (3) AGAINST THE STOCKHOLDER PROPOSAL CONCERNING THE ENDORSEMENT OF THE CERES PRINCIPLES; AND (4) IN ACCORDANCE WITH THE JUDGMENT OF THE APPOINTED PROXIES AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

  The undersigned ratifies all that the Appointed Proxies, or their substitutes, may lawfully do by virtue hereof, and revokes any proxies previously given to vote at the Annual Meeting or any adjournment thereof.

                            Dated:
                                   --------------------------------------------

                                   --------------------------------------------
                                                (Signature)

                                   --------------------------------------------
                                                (Signature)

                            Please sign exactly as name(s) appear to the left. When signing in fiduciary or representative capacity, please add your full title. If shares are registered in more than one name, all holders must sign. If signature is for a corporation, the handwritten signature and title of an authorized officer are required, together with the full corporate name.

                            PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN
                                    THE ENCLOSED POSTAGE-PAID ENVELOPE

                               Gateway 2000, Inc.

       Proxy for Annual Meeting of Stockholders, Thursday, May 15, 1997

  This undersigned hereby appoints William M. Elliott and Stephanie G. Heim, or either of them (the "Appointed Proxies"), with power of substitution to each, to vote all shares of the undersigned at the annual meeting of stockholders of Gateway 2000, Inc. to be held on Thursday, May 15, 1997 at 9:00 a.m., Central Time (the "Annual Meeting"), or at any adjournment(s) thereof as follows:

1. Election of Directors:
   [_] FOR the election of Theodore W. Waitt, Charles G. Carey and James F.
       McCann as Class I directors of the Company for a term of three (3) years (except as marked to the contrary below).

       [_] WITHHOLD AUTHORITY

   (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)
   -----------------------------------------------------------------------------

  The Board of Directors recommends a vote FOR electing each of the directors.

2. Approval of the Gateway 2000, Inc. Employee Stock Purchase Plan.
   [_] FOR             [_] AGAINST            [_] ABSTAIN

            The Board of Directors recommends a vote FOR proposal 2.

3. Stockholder proposal concerning endorsement of CERES Principles.
   [_] FOR             [_] AGAINST            [_] ABSTAIN

          The Board of Directors recommends a vote AGAINST proposal 3.

If any other business is brought before the Annual Meeting or any adjournment(s) thereof, this Proxy will be voted in the discretion of the Appointed Proxies.

-------------------------------------------------------------------------------
                       cut or tear along perforated edge